                         EXHIBIT 23-2


(Ernst & Young LLP letterhead)
Suite 700
500 Woodward Avenue
Detroit, Michigan  48226-3426


               Consent of Independent Auditors


We consent to the use of our report dated January 17, 1996 with respect to the financial statements and schedule of ALC Communications Corporation included in the Registration Statement Form S-3 and related Prospectus of Frontier Corporation for the registration of 110,526 shares of its common stock.




                              /s/Ernst & Young LLP
                              ----------------------------
                              Ernst & Young LLP


March 12, 1997